Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement

Under

The Securities Act of 1933

Raymond James Financial, Inc.

(Exact name of registrant as specified in its charter)

Florida	59-1517485
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

880 Carillon Parkway

St. Petersburg, Florida 33716

(Address of Principal Executive Offices, Zip Code)

Raymond James Financial, Inc. Amended and Restated 2012 Stock Incentive Plan

(Full title of the plan)

Jonathan W. Oorlog, Jr. Chief Financial Officer 880 Carillon Parkway St. Petersburg, Florida 33716 (727) 567-1000 (Name, address and telephone number, including area code, of agent for service)	Please Send Copies of Communications To: Jonathan N. Santelli, Esq. Executive Vice President and General Counsel 880 Carillon Parkway St. Petersburg, Florida 33716 (727) 567-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 (the “Registration Statement”) is to register under the Securities Act of 1933, as amended (the “Securities Act”), an additional 2,600,000 shares of the Registrant’s common stock, $0.01 par value per share (“Common Stock”), issuable pursuant to the Raymond James Financial, Inc. Amended and Restated 2012 Stock Incentive Plan (as amended from time to time, the “Plan”). Pursuant to General Instruction E of Form S-8, the contents of the prior registration statements on Form S-8, File No.  333-270391, 333-236605, 333-209628 and 333-179683, previously filed with respect to the Plan, are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

By this reference, the following documents filed or to be filed by Raymond James Financial, Inc. (the “Company”) with the Commission are hereby incorporated into and made a part of this Registration Statement:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025, filed with the Commission on November 25, 2025 (including such information from the Company’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting of Shareholders held February 19, 2026, filed with the Commission on January 7, 2026, that is incorporated by reference in Part III of such Annual Report).

2.	The Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2025, filed with the Commission on February 6, 2026.

3.	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the Commission on May 6, 2026.

4.	The Company’s Current Reports on Form 8-K filed with the Commission on December 2, 2025, December 4, 2025, January 15, 2026 and February 23, 2026.

5.	All other reports filed pursuant to Section 13(a) and 15(d) of the 1934 Act since the end of the fiscal year covered by the annual report referenced above.

6.	The description of the Company’s Common Stock set forth in Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024, filed with the Commission on November 26, 2024.

In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, other than documents deemed to have been furnished and not filed in accordance with Commission rules, unless specifically incorporated by reference in this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

The validity of the Common Stock being registered pursuant to this Registration Statement will be passed upon for the Company by E. Michael Serbanos, General Counsel - Markets, Products and International of Raymond James Financial, Inc. Mr. Serbanos is eligible to participate in the Plan. As of May 14, 2026, Mr. Serbanos beneficially owned shares of the Company’s Common Stock, restricted stock units, and/or other rights to acquire the Company’s Common Stock, that together aggregate less than 1% of the outstanding shares of the Company’s Common Stock.

Item 8. Exhibits.

Please see Exhibit Index, which is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

4.1	Raymond James Financial, Inc. Amended and Restated 2012 Stock Incentive Plan (as amended through February 19, 2026), incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement for the Annual Meeting of Shareholders held February 19, 2026, filed with the Securities and Exchange Commission on January 7, 2026.

5.1[1]	Opinion of E. Michael Serbanos, Esq., regarding legality of securities.

23.1[1]	Consent of KPMG LLP, independent registered public accounting firm.

23.2[1]	Consent of E. Michael Serbanos, Esq. (included in Exhibit 5.1)

24.1[1]	Power of Attorney (included on signature page).

107[1]	Filing Fee Table.

[1]	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on May 14, 2026.

RAYMOND JAMES FINANCIAL, INC.

By: /s/ PAUL M. SHOUKRY
Paul M. Shoukry
Chief Executive Officer and Director
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the individuals whose signature appears below constitutes and appoints Jonathan J. Doyle, Paul M. Shoukry and Jonathan N. Santelli, and each of them (so long as each such individual is an employee of Raymond James Financial, Inc. or an affiliate thereof), his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PAUL M. SHOUKRY Paul M. Shoukry	Chief Executive Officer and Director (Principal Executive Officer)	May 14, 2026

/s/ PAUL C. REILLY Paul C. Reilly	Executive Chair and Director	May 14, 2026

/s/ JONATHAN W. OORLOG, JR. Jonathan W. Oorlog, Jr.	Chief Financial Officer (Principal Financial Officer)	May 14, 2026

/s/ KATHERINE H. LARSON Katherine H. Larson	Chief Accounting Officer (Principal Accounting Officer)	May 14, 2026

/s/ MARK W. BEGOR Mark W. Begor	Director	May 14, 2026

/s/ MARLENE DEBEL Marlene Debel	Director	May 14, 2026

/s/ JEFFREY N. EDWARDS Jeffrey N. Edwards	Director	May 14, 2026

/s/ BENJAMIN C. ESTY Benjamin C. Esty	Director	May 14, 2026

/s/ ART A. GARCIA Art A. Garcia	Director	May 14, 2026

/s/ ANNE GATES Anne Gates	Director	May 14, 2026

/s/ RAYMOND W. MCDANIEL, JR. Raymond W. McDaniel, Jr.	Director	May 14, 2026

/s/ RODERICK C. MCGEARY Roderick C. McGeary	Director	May 14, 2026

/s/ CECILY M. MISTARZ Cecily M. Mistarz	Director	May 14, 2026

/s/ RAJ SESHADRI Raj Seshadri	Director	May 14, 2026